AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ALTERA CORPORATION

Altera Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 25, 1997, under its present name. The Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on February 24, 2004 and on May 13, 2011.
The Amended and Restated Certificate of Incorporation of this Corporation shall be amended and restated to read in full as follows:
FIRST. The name of the corporation is Altera Corporation.

SECOND. The address of the corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is one billion (1,000,000,000). All such shares are to be Common Stock, par value of $0.001 per share, and are to be of one class.

FIFTH. Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to adopt, alter, amend and repeal the by-laws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any by-law whether adopted by them or otherwise.

SEVENTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

EIGHTH.

(a)Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting by the written consent of the stockholders of the Corporation, but only if such action is taken in accordance with the provisions of this Article Eighth and the Corporation's bylaws.

(b)Request for Record Date. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article Eighth. Any person other than the Corporation seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Corporation and delivered to the Corporation's principal executive offices and signed by holders of record of at least twenty percent (20%) of the voting power of the outstanding capital stock of the corporation entitled to express consent on the relevant action, request that a record date be fixed for such purpose. The written notice must contain the information required by the Corporation's bylaws. Following receipt of the notice, the Board of Directors shall promptly, but in all events within ten business days after the date the notice is received, determine the validity of the request and whether the request relates to an action that may be taken by written consent pursuant to paragraph (c) of this Article Eighth and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If no record date has been fixed by the Board of Directors within ten business days following the Corporation's receipt of the notice to fix a record date for such purpose, the record date shall be the day on which the first signed written consent is delivered to the Corporation in the manner described in paragraph (f) of this Article; except that, if prior action by the Board of Directors is required under the provisions of Delaware law and the Board of Directors determines to take such prior action, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action, and except that no record date shall be set for any action that is not a proper subject for action by written consent pursuant to paragraph (c) of this Article Eighth or for which consents are not to be solicited as provided in paragraph (d) of this Article Eighth.

(c)Actions Which May Be Taken by Written Consent. The Board of Directors shall not be obligated to set a record date for an action by written consent if (i) the record date request does not comply with this Article Eighth or the Corporation's bylaws, (ii) such action is not a proper subject for stockholder action under applicable law, (iii) the request for a record date for such action is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iv) an annual or special meeting of stockholders that included an identical or substantially similar item of business to such action, as determined in good faith by the Board of Directors (“Similar Business”) was held not more than one hundred twenty (120) days before such request for a record date was received by the Secretary, (v) Similar Business is already included in the Corporation's notice as an item of business to be brought before a meeting of the stockholders that has been called but not yet held, or (vi) such record date request or any solicitation of consents to such action was made in a manner that involved a violation of Regulation 14A under the Exchange Act of 1934 or other applicable law. For purposes of this paragraph (c), the election of directors shall be deemed to be Similar Business with respect to all actions involving the election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

(d)Manner of Consent Solicitation. Stockholders may take action by written consent only if consents are solicited from all holders of capital stock of this corporation entitled to vote on the matter pursuant to a consent solicitation conducted pursuant to and in accordance with Regulation 14A of the Exchange Act, without reliance upon the exemption contained in Rule 14a-2(b)(2) of the Exchange Act.

(e)Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (f) as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by paragraph (f) of this Article, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

(f)Delivery of Consents. No Consents may be delivered to the Corporation or its registered office in the State of Delaware until 50 days after the record date. Consents must be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested.

NINTH. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation or the Corporation’s By-laws, (iv) any action to interpret, apply, enforce, or determine the validity of this Amended and Restated Certificate of Incorporation or the Corporation’s By-laws, or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Ninth.

TENTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges or whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

* * *
Altera Corporation, a Delaware corporation, hereby certifies that the foregoing Amended and Restated Certificate of Incorporation, which restates, integrates and further amends the provisions of the Certificate of Incorporation of this Corporation as heretofore amended or supplemented, has been duly adopted by the Corporation’s Board of Directors and stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the approval of the Corporation’s stockholders having been given at the annual meeting of stockholders.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer on this 9th day of May, 2012 and the foregoing facts stated herein are true and correct.

ALTERA CORPORATION

By: /s/ Katherine E. Schuelke
Katherine E. Schuelke
Secretary

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